                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-24497

PROSPECTUS SUPPLEMENT



                             KEY ENERGY GROUP, INC.
                                    $500,000
                     7% CONVERTIBLE SUBORDINATED DEBENTURES


            Lazard Freres & Co. L.L.C. as Selling Securityholders are hereby offering for sale $500,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 2003 (the "Debentures") of Key Energy Group, Inc., a Maryland corporation (the "Company"). The Debentures are offered by, and are being sold through, Lazard Freres & Co. L.L.C. at a price of $169,326.50; no commissions or discounts will be paid in connection with such sale. The Company will not receive any of the proceeds from the sale of the Debentures offered hereby.


             FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS.


                           ---------------------------


           THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                           ---------------------------











           The date of this Prospectus Supplement is November 3, 1997.